UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (208) 658-1037

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Entry into a Material Definitive Agreement.

Thunder Mountain Gold, Inc. (OTCQB: THMG; TSX-V: THM) ("Thunder Mountain Gold" or the "Company") has entered into an agreement with MFD Investment Holdings SA ("MFD") to implement a small-scale production framework for the South Mountain Project in Owyhee County, Idaho (the "Project"). The small-scale production framework will be implemented under an option agreement between the Company and MFD dated January 14, 2025 (as amended, the "Option Agreement"), as amended by agreement dated September 4, 2025 (the "Amendment"). The Option Agreement and Amendment were executed by the Company and MFD on September 5, 2025. Under the Option Agreement, the Company will grant to MFD the option to acquire a 10% interest in the South Mountain Project by MFD incurring an aggregate of $1.0 million in exploration expenditures on the Project by October 31, 2026 (the "Option").  Under the small-scale production framework, Thunder Mountain Gold will serve as operator (the "Operator"), and MFD will fund 100% of the qualifying capital required to advance to small-scale production. Following commencement of production, project revenues from small-scale production will be allocated 80% to MFD and 20% to THMG until MFD has recovered 1.5× its qualifying capital investment; thereafter revenues will be shared 50/50. Implementation remains subject to permitting, definitive budgets, and customary approvals. Small-scale production shall be limited to the earlier of: (i) a ten (10) year Life of Mine based on current resources; or (ii) cumulative extraction of 1,500,000 metric tonnes of Economic Ore.

Details of the Option Agreement

The operative provisions of the Option Agreement, including the grant of the Option, the exercise of the Option and the Bonus Shares (each as detailed below) will only be effective upon approval of the Option Agreement by the TSX Venture Exchange.

Upon effectiveness of the Option Agreement, MFD will have the exclusive and irrevocable Option to acquire, directly or indirectly through an affiliate, free of all encumbrances:

(a) an undivided 10% interest in the Project (the "Earned Interest"), by MFD incurring a total of US$1,000,000 in Expenditures (which will include approved expenses associated with production start-up activities) before October 31st 2026 (the "Option Period"); and

(b) a 0.5% Net Smelter Royalty (NSR) resulting from the sale of any rock, gravel or sand from the lands that comprise the Project.

The Option will terminate in the event that MFD fails to pay, fund or invest the total amount required to exercise the Option and acquire the Earned Equity Interest on or before October 31st, 2026.

Subject to obtaining and maintaining all required permits and approvals, and subject to the Company's coordination of activities (as Operator) to avoid material interference with ongoing exploration and development, MFD shall have the right, during the Option Period, to undertake Small-Scale Production within the Project area.

In the event that MFD earns the Earned Interest and the Project has not been sold or joint ventured to a third party, a joint venture shall be formed and a formal joint venture agreement (the "Joint Venture Agreement") executed. Under the Joint Venture Agreement, the respective interests of each party at the time of the formation of the Joint Venture shall be:

THMG U.S.:90%, and

MFD:  10%.

and the deemed expenditures of the parties shall be as follows:

THMG U.S.: $9,000,000

MFD:       $1,000,000.

The Joint Venture Agreement shall include the following terms:

(i) at the time of formation of the Joint Venture, THMG shall be the Operator of the Joint Venture and all decisions regarding further exploration and development of the Project will be determined by a management committee, to include one director or officer from each of THMG or THMG US (as THMG decides in its sole discretion) and MFD who will vote in accordance with their respective interest (the "Management Committee");

(ii) exploration and development budgets will be determined and signed off by the Management Committee, at which time both parties then have one hundred and twenty (120) days to provide funds toward the Project or be diluted;

(iii) if one party declines or fails to provide all or part of its required funding (based upon its then proportionate legal and beneficial interest), the other party can increase its funding to the amount budgeted;

(iv) the Company shall continue to be the Operator of the Joint Venture so long as it maintains at least a 50% Participating Interest;

(v) standard dilution will apply to the Joint Venture as follows:

Participating Contribution to Total Costs by a Party

Interest of a    = (including deemed expenditures)

Party Contribution to Total Costs by

 all Parties (including deemed expenditures).

(vi) upon formation of the Joint Venture any Net Smelter Royalty payments made in accordance with the underlying royalties shall be made to the parties pro rata to their respective Participating Interests at the time the payment is made;

(vii) in the event that the Operator determines not to propose a project program or fails to do so within 6 months of completion of the previous project program, the non-operator can propose and operate a project program;

(viii) in the event that MFD elects not to participate or fails to fund its share of cash calls, the Company shall have the option to purchase MFD's interest for $1,000,000; and

(ix) MFD agrees to contribute up to $500,000 to maintain its initial 10% Participating Interest for the first $5,000,000 contributed by THMG U.S. to the Joint Venture by MFD engaging qualified consultants with the full power and capacity to conduct services as required. The engagement of such consultant shall be subject to pre-approval and mutual agreement of the Management Committee.

In addition, the Company has agreed to issue the following shares to MFD, subject to approval of the TSX Venture Exchange:

(a) 1,000,000 common shares upon THMG reaching a $50,000,000 market cap for at least 30 consecutive trading days; and another

(b) 2,000,000 common shares upon THMG reaching a $100,000,000 market cap for at least 30 consecutive trading days; and another

(c) 3,000,000 shares upon THMG reaching a $200,000,000 market cap for at least 30 consecutive trading days.

The above summary is qualified by the full text of the Option Agreement, inclusive of the Amendment, each of which are filed as exhibits hereto.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

The Company issued a press release announcing the Option Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Document
10.1	Option Agreement dated January 14, 2025 (1)
10.2	Amendment to Option Agreement dated September 4, 2025 (1)
99.1	Press release of the Company dated September 8, 2025 (1)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

(1) Filed as an exhibit to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.
Date: September 8, 2025	By:	/s/ Eric T. Jones
	Name: Title:	Eric T. Jones Chief Executive Officer